Exhibit 4.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BIONEUTRAL GROUP, INC.

Debenture

No. _

$100,000	Issue Date: December __, 2008

This Debenture (the “Debenture”) is duly authorized and issued by BioNeutral Group, Inc. (the “Company”).

FOR VALUE RECEIVED, the Company, promises to pay to the order of _______________ located at ___________________, and/or its registered assigns (the “Payee” or the “Holder”), the principal sum of $100,000 (the “Principal Amount”) within 90 days from the date hereof (the “Maturity Date”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, unless it is converted into the Private Placement (as defined herein) after the Company undertakes the Reverse Merger (as defined herein) and the subsequent Qualified Offering (as defined herein), and to pay interest on the Principal Amount at a rate of 10% per annum to be paid on the Maturity Date.

This Debenture is subject to the following additional provisions:

A. “Reverse Merger” means the share exchange transaction to be entered into between the Company and a publicly traded company currently listed on the Over the Counter Bulletin Board (“Pubco”), pursuant to which the Company will become a wholly-owned subsidiary of Pubco.

B. “Qualified Offering” means a private placement offering, subsequent to the Reverse Merger, of an aggregate amount of five hundred thousand dollars ($500,000) (the “Private Placement”).

C. “Business Days” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

1. Terms of Repayment.

Principal of and interest on this Debenture shall be paid by the Company as follows:

Interest at the rate of ten percent (10%) per annum from the date hereof through the Maturity Date shall be paid on the Maturity Date by the Company, in cash.

A. Principal shall be due and payable on the date that is 90 days following the date hereof (or if such date shall be a Saturday, Sunday or holiday, then on the immediately preceding Business Day).  The principal amount shall be repaid in cash and in full on the date it is due.

B. The Company further agrees that, if any payment made by the Company or any other person is applied to this Debenture and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Debenture is required to be returned by Holder to the Company, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Company’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Company’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Debenture (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

C. All computations of interest shall be made by Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in the computation of payment of interest.

D. The Company may prepay all or any part of the outstanding principal amount of this Debenture, together with interest accrued, if any, plus a premium, upon not fewer than ten (10) Business Days’ prior written notice to the Holder.  In the event such prepayment occurs, the amount paid shall be 125% of the prepaid principal plus any accrued interest.

2.           Mandatory Conversion upon the Subsequent Qualified Offering.

A. Mandatory Conversion Mechanism.

i. If the Company undertakes a Qualified Offering prior to the Maturity Date, the Company will deliver to the Holder a notice (the “Offering Notice”), stating the price and other terms and conditions thereof not later than five (5) business days prior to the closing date of the Qualified Offering.

ii. Upon the closing of the Qualified Offering, the Principal Amount and interest of this Debenture will automatically be converted into an amount of securities equal to one hundred percent (100%) of the Principal Amount.  In the event of an Merger and Qualified Offering, all accrued by unpaid interest shall be forgiven and not required to be paid to the Holder.

          B. Registration Rights. In the event that this Debenture is converted into the Private Placement, the Holder shall have the same registration rights with respect to the Private Placement as investors in the Qualified Offering.

3.           Holder’s Representations and Warranties.  The Holder represents and warrants that:

A.           Restrictions on Transfer or Resale. The Holder understands that (i) this Debenture and any securities issued in connection with the Private Placement are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Debenture, any Common Shares or any shares issued in connection with the Private Placement are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Debenture or the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, provided however that Holders shall have the same registration rights with respect to any holders under the private placement as investors in the Qualified Offering in the event that the Debentures are converted into the Private Placement in the Qualified Offering; (iii) Holder is acquiring the Debenture, the Common Share and any securities issued in connection with the Private Placement for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and (iv) Holder does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the securities.

B.           Accredited Investor Status.  Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

C.           Reliance on Exemptions.  The Holder understands that the Debenture and any securities issued in connection with the Private Placement acquired in the Qualified Offering are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

D.           Information.  Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by Holder.  Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder's right to rely on the Company's representations and warranties contained herein. Holder understands that its investment in the Debenture and any securities issued in connection with the Private Placement acquired in the Qualified Offering involve a high degree of risk and is able to afford a complete loss of such investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

E.           No Governmental Review.  Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

F.           Legend. This Debenture, all certificates representing Common Shares upon voluntary conversion and the securities issued in connection with the Private Placement acquired in the Qualified Offering shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.           Events of Default

A.           The term “Event of Default” shall mean any of the events set forth in this Section 6A (the term “Company” for this purpose shall include all subsidiaries of the Company):

   i.           Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

   ii.           Non-Performance of Affirmative Covenants.  The Company shall default in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for thirty (30) days after notice thereof.

   iii.           Non-Performance of Negative Covenants.  The Company shall default in the due observance or performance of any covenant set forth in Section 4B, which default shall continue uncured for thirty (30) days after notice thereof.

   iv.           Bankruptcy, Insolvency, etc.  The Company shall:

(a)           admit in writing its inability to pay its debts as they become due;

(b)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)           in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(d)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

(e)           take any corporate or other action authorizing any of the foregoing.

   v.           Cross-Default.  The Company shall default in the payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $50,000.

          B.           Action if Bankruptcy.  If any Event of Default described in clauses (iv)(a) through (d) of Section 6A shall occur, the Principal Amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.           Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section 6A shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice, the Holder may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Debenture, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

5.           Miscellaneous.

A.           Parties in Interest.  All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B.           Governing Law.   This Debenture shall be governed by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within the State of Delaware.

C.           Waiver of Jury Trial.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

D.           Notices.

   (i)           Any notice pursuant to this Debenture to be given or made by the Holder to or upon the Company shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Holder) as follows:

To the Company:                                          BioNeutral Group, Inc.
                                                 Attn: Raj Pamani
                 211 Warren Street
                 Newark, New Jersey 07103

To the Holder:

   (ii)           Any notice pursuant to this Debenture to be given or made by the Company to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Company) to the address of the Holder set forth above.

E.           No Waiver.  No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

F.           Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this agreement, but this agreement shall be construed as if such unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                                                       BioNeutral Group, Inc.

               By:  __________________________
                                                                       Name: Raj Pamani
               Title: Director

                        [BUYER]

                        By:  __________________________